EXHIBIT A-1

Cleco Corporation Consolidated
Statements of Operations — Consolidating
(Unaudited)

For the Year ended December 31, 2004
		Cleco		Cleco	Cleco			Cleco
	Cleco	Support	Cleco	Midstream	Innovations	CLE		Corporation
(Dollars)	Corporation	Group LLC	Power LLC	Consolidated	Consolidated	Resources Inc.	Eliminations	Consolidated

Operating revenue
Electric operations	$—	$—	$718,151,458	$—	$—	$—	$—	$718,151,458
Tolling operations	—	—	—	10,255,296	—	—	—	10,255,296
Energy trading, net	—	—	2,600	—	—	—	—	2,600
Energy operations	—	—	—	53,070	—	—	—	53,070
Other operations	4	199,360	30,162,274	61,832	60,000	—	(6,245)	30,477,225
Intercompany revenue	—	44,621,056	1,881,920	4,758,632	—	—	(43,494,803)	7,766,805

Gross operating revenue	4	44,820,416	750,198,252	15,128,830	60,000	—	(43,501,048)	766,706,454
Electric customer credits	—	—	(20,889,734)	—	—	—	—	(20,889,734)

Operating revenue, net	4	44,820,416	729,308,518	15,128,830	60,000	—	(43,501,048)	745,816,720

Operating expenses
Fuel used for electric generation	—	—	154,042,749	—	—	—	(292,287)	153,750,462
Power purchased for utility customers	—	—	267,371,237	—	—	—	—	267,371,237
Purchases for energy operations	—	147,232	—	207,884	—	—	(56,186)	298,930
Other operations	2,995,473	35,664,596	73,968,889	9,221,964	24,046	156,746	(38,355,042)	83,676,672
Maintenance	—	5,706,706	36,328,593	3,314,885	(233)	13	(4,432,824)	40,917,140
Depreciation	—	1,002,643	56,730,908	2,196,554	—	—	—	59,930,105
Restructuring charge	—	—	—	(160,891)	—	—	—	(160,891)
Impairments of long-lived assets	—	—	—	—	—	—	—	—
Taxes other than income taxes	374,663	1,427,281	36,735,135	281,841	7,670	181,320	(112,465)	38,895,445

Total operating expenses	3,370,136	43,948,458	625,177,511	15,062,237	31,483	338,079	(43,248,804)	644,679,100

Operating income (loss)	(3,370,132)	871,958	104,131,007	66,593	28,517	(338,079)	(252,244)	101,137,620
Interest income	12,849,839	—	3,560,792	49,075	498	692	(12,504,604)	3,956,292
Allowance for other funds used during construction	—	—	3,723,439	—	—	—	—	3,723,439
Equity income from investees	—	—	—	47,537,991	—	—	—	47,537,991
Other income	117,668	473	2,265,280	432	(233,349)	718,591	(636,453)	2,232,642
Other expense	932,606	(705,161)	(5,342,824)	(39,114)	50,621	—	705,724	(4,398,148)

Income (loss) before interest charges	10,529,981	167,270	108,337,694	47,614,977	(153,713)	381,204	(12,687,577)	154,189,836
Interest charges
Interest charges, including amortization of debt expenses, premium and discount, net of capitalized interest	18,171,706	(3,130)	29,689,119	17,764,254	27,326	330,354	(12,528,975)	53,450,654
Allowance for borrowed funds used during construction	—	—	(1,244,629)	—	—	—	—	(1,244,629)

Total interest charges	18,171,706	(3,130)	28,444,490	17,764,254	27,326	330,354	(12,528,975)	52,206,025

Income (loss) from continuing operations before income taxes	(7,641,725)	170,400	79,893,204	29,850,723	(181,039)	50,850	(158,602)	101,983,811
Federal and state income tax expense (benefit)	(2,778,903)	170,401	27,690,818	12,021,894	(69,620)	(1,011,803)	(158,602)	35,864,185

Income (loss) from continuing operations	(4,862,822)	(1)	52,202,386	17,828,829	(111,419)	1,062,653	—	66,119,626
Discontinued operations
Loss from discontinued operations, net of tax	—	—	—	(1,615,407)	—	—	—	(1,615,407)
Gain from disposal of segment, net of tax	—	—	—	1,685,259	—	—	—	1,685,259

Total income (loss) from discontinued operations	—	—	—	69,852	—	—	—	69,852

Net income (loss)	(4,862,822)	(1)	52,202,386	17,898,681	(111,419)	1,062,653	—	66,189,478
Preferred dividends requirements, net	2,216,050	—	—	—	—	—	—	2,216,050

Net income (loss) applicable to common stock	$(7,078,872)	$(1)	$52,202,386	$17,898,681	$(111,419)	$1,062,653	$(0)	$63,973,428

EXHIBIT A-2

Cleco Midstream Resources Consolidated
Statements of Operations — Consolidating
(Unaudited)

For the Year ended December 31, 2004
	Cleco		Cleco		Acadia				Cleco
	Midstream	Cleco	Generation	CLE Intrastate	Power	Perryville			Midstream
(Dollars)	Resources LLC	Evangeline LLC	Services LLC	Pipeline Co. LLC	Holdings LLC	Consolidated	Other*	Eliminations	Consolidated

Operating revenue
Electric operations	$—	$—	$—	$—	$—	$—	$—	$—	$—
Tolling operations	—	10,183,447	—	—	—	71,848	—	1	10,255,296
Energy trading, net	—	—	—	—	—	—	—	—	—
Energy operations	—	—	—	—	—	—	53,070	—	53,070
Other operations	324	7,865	53,613	—	(20)	49	—	1	61,832
Intercompany revenue	—	—	4,657,839	1,116,773	—	—	—	(1,015,980)	4,758,632

Gross operating revenue	324	10,191,312	4,711,452	1,116,773	(20)	71,897	53,070	(1,015,978)	15,128,830
Electric customer credits	—	—	—	—	—	—	—	—	—

Operating revenue, net	324	10,191,312	4,711,452	1,116,773	(20)	71,897	53,070	(1,015,978)	15,128,830

Operating expenses
Fuel used for electric generation	—	—	—	—	—	—	—	—	—
Power purchased for utility customers	—	—	—	—	—	—	—	—	—
Purchases for energy operations	—	412,064	7,084	312	95	—	—	(211,671)	207,884
Other operations	3,966,539	1,233,367	2,020,451	63,721	335,599	2,086,894	(43,237)	(441,370)	9,221,964
Maintenance	94,367	1,444,113	2,299,205	11,218	12,625	(183,711)	—	(362,932)	3,314,885
Depreciation	157,764	1,407,028	2,753	163,154	—	465,856	—	(1)	2,196,554
Restructuring charge	(160,891)	—	—	—	—	—	—	—	(160,891)
Impairments of long-lived assets	—	—	—	—	—	—	—	—	—
Taxes other than income taxes	35,916	11,973	206,399	22,041	709	4,396	407	—	281,841

Total operating expenses	4,093,695	4,508,545	4,535,892	260,446	349,028	2,373,435	(42,830)	(1,015,974)	15,062,237

Operating income (loss)	(4,093,371)	5,682,767	175,560	856,327	(349,048)	(2,301,538)	95,900	(4)	66,593
Interest income	259,916	58,973	1,108	874	1,929	9,688	473	(283,886)	49,075
Allowance for other funds used during construction	—	—	—	—	—	—	—	—	—
Equity income from investees	19,896,665	—	—	—	27,641,326	—	—	—	47,537,991
Other income	1	—	431	—	—	—	—	—	432
Other expense	(11,364)	(4,093)	(12,782)	—	(6,801)	(4,074)	—	—	(39,114)

Income (loss) before interest charges	16,051,847	5,737,647	164,317	857,201	27,287,406	(2,295,924)	96,373	(283,890)	47,614,977
Interest charges
Interest charges, including amortization of debt expenses, premium and discount, net of capitalized interest	198,665	4,401,764	(130,148)	(30,924)	13,161,252	458,332	(10,798)	(283,889)	17,764,254
Allowance for borrowed funds used during construction	—	—	—	—	—	—	—	—	—

Total interest charges	198,665	4,401,764	(130,148)	(30,924)	13,161,252	458,332	(10,798)	(283,889)	17,764,254

Income (loss) from continuing operations before income taxes	15,853,182	1,335,883	294,465	888,125	14,126,154	(2,754,256)	107,171	(1)	29,850,723
Federal and state income tax expense (benefit)	6,618,606	528,215	107,580	341,745	5,435,994	(1,058,633)	48,388	(1)	12,021,894

Income (loss) from continuing operations	9,234,576	807,668	186,885	546,380	8,690,160	(1,695,623)	58,783	—	17,828,829
Discontinued operations
Loss from discontinued operations, net of tax	—	—	—	—	—	—	(1,615,407)	—	(1,615,407)
Gain from disposal of segment, net of tax	—	—	—	—	—	—	1,685,259	—	1,685,259

Total income (loss) from discontinued operations	—	—	—	—	—	—	69,852	—	69,852

Net income (loss)	9,234,576	807,668	186,885	546,380	8,690,160	(1,695,623)	128,635	—	17,898,681
Preferred dividends requirements, net	—	—	—	—	—	—	—	—	—

Net income (loss) applicable to member’s equity	$9,234,576	$807,668	$186,885	$546,380	$8,690,160	$(1,695,623)	$128,635	$—	$17,898,681

EXHIBIT A-3

Cleco Corporation Consolidated
Balance Sheet
Consolidating
(Unaudited)

At December 31, 2004
		Cleco		Cleco	Cleco			Cleco
	Cleco	Support	Cleco	Midstream	Innovations	CLE	Eliminations and	Corporation
(Dollars)	Corporation	Group LLC	Power LLC	Consolidated	Consolidated	Resources Inc.	Reclassifications	Consolidated

Assets
Current assets
Cash and cash equivalents	$69,588,600	$—	$54,112,714	$—	$—	$85,763	$—	$123,787,077
Customer accounts receivable	—	—	34,468,397	—	—	—	—	34,468,397
Accounts receivable - affiliate	8,985,907	10,019,574	5,207,666	6,440,109	60,000	402,727	(28,840,440)	2,275,543
Other accounts receivable	112,086	141,494	21,459,824	1,841,391	498	7,051	(4)	23,562,340
Notes receivable - affiliate	195,203,486	3,724,435	—	1,016	—	—	(198,928,937)	—
Taxes receivable	5,291,340	—	—	1,706,508	—	—	(6,997,848)	—
Unbilled revenue	—	—	17,256,233	—	—	—	—	17,256,233
Fuel inventory, at average cost	—	—	21,132,001	—	—	—	—	21,132,001
Material and supplies inventory, at average cost	—	—	16,609,436	—	—	—	—	16,609,436
Margin deposits	—	—	5,158,661	—	—	—	—	5,158,661
Accumulated deferred federal and state income taxes, net	—	427,568	4,246,803	1,266,069	—	—	(1,173,864)	4,766,576
Accumulated deferred fuel	—	—	13,997,228	—	—	—	—	13,997,228
Cash surrender value of company/trust-owned life insurance policies	14,289,818	—	4,879,769	—	—	—	—	19,169,587
Prepayments	(169,990)	635,857	2,897,367	659,634	—	—	—	4,022,868
Other current assets	—	29,398	463,669	5,842	976,910	—	(1)	1,559,818

Total current assets	293,301,247	14,978,326	201,973,768	11,920,569	1,037,408	495,541	(235,941,094)	287,765,765
Property, plant and equipment
Property, plant and equipment	—	7,780,372	1,721,752,174	3,680,480	756,938	—	—	1,733,969,964
Accumulated depreciation	—	(3,613,260)	(776,924,757)	(1,387,294)	—	—	—	(781,925,311)

Net property, plant and equipment	—	4,167,112	944,827,417	2,293,186	756,938	—	—	952,044,653
Construction work in progress	—	994,994	106,368,314	—	636,952	—	—	108,000,260

Total property, plant and equipment	—	5,162,106	1,051,195,731	2,293,186	1,393,890	—	—	1,060,044,913
Equity investment in investee	286,147,729	—	—	314,247,192	36,816	—	(286,147,729)	314,284,008
Other assets
Prepayments	—	—	6,567,882	—	—	—	—	6,567,882
Restricted cash, less current portion	—	—	—	9,173	84,000	—	—	93,173
Regulatory assets and liabilities - deferred taxes, net	—	—	92,863,616	—	—	—	—	92,863,616
Regulatory assets - other	—	—	26,327,048	—	—	—	—	26,327,048
Other deferred charges	1,953,432	661,072	46,460,186	41,850	—	—	—	49,116,540
Total other assets	4,602,588	4,335,884	172,218,732	51,023	84,000	2,451	(6,326,419)	174,968,259

Total assets	$584,051,564	$24,476,316	$1,425,388,231	$328,511,970	$2,552,114	$497,992	$(528,415,242)	$1,837,062,945

At December 31, 2004
		Cleco		Cleco	Cleco			Cleco
	Cleco	Support	Cleco	Midstream	Innovations	CLE	Eliminations and	Corporation
(Dollars)	Corporation	Group LLC	Power LLC	Consolidated	Consolidated	Resources Inc.	Reclassifications	Consolidated

Liabilities and shareholders’ equity
Liabilities
Current liabilities
Short-term debt	$—	$—	$—	$—	$—	$—	$—	$—
Short-term debt - affiliate	6,077,116	—	—	200,429,735	1,221,202	—	(198,928,938)	8,799,115
Long-term debt due within one year	100,000,000	—	60,000,000	—	—	—	—	160,000,000
Accounts payable	724,008	4,877,952	68,630,433	1,537,517	—	—	(1)	75,769,909
Retainage	—	—	49,565	—	—	—	—	49,565
Accrued payroll	—	714,238	1,814,076	164,908	—	—	—	2,693,222
Accounts payable - affiliate	14,824,621	5,011,323	8,074,852	10,639,132	109,240	16,074	(28,840,441)	9,834,801
Customer deposits	—	—	22,636,652	17,500	—	—	—	22,654,152
Provision for rate refund	—	—	23,950,603	—	—	—	—	23,950,603
Taxes accrued	—	2,144,903	20,708,849	—	124,953	342,680	(6,997,847)	16,323,538
Interest accrued	1,950,547	—	7,621,296	—	—	—	—	9,571,843
Other current liabilities	2,954,080	133,324	2,255,107	553,659	—	—	(1)	8,030,260

Total current liabilities	127,687,733	12,881,740	217,875,524	213,342,451	1,471,898	358,754	(235,941,092)	337,677,008
Deferred credits
Accumulated deferred federal and state income taxes, net	—	—	339,060,077	35,810,334	301,520	—	(6,326,419)	368,845,512
Accumulated deferred investment tax credits	—	—	17,302,892	—	—	—	—	17,302,892
Other deferred credits	48,431	13,517,534	47,139,960	40,915,249	—	—	(1)	101,621,173

Total deferred credits	48,431	13,517,534	403,502,929	76,725,583	301,520	—	(6,326,420)	487,769,577
Long-term debt, net	100,000,000	—	350,552,298	—	—	—	—	450,552,298

Total liabilities	227,736,164	26,399,274	971,930,751	290,068,034	1,773,418	358,754	(242,267,512)	1,275,998,883

Shareholders’ equity
Preferred stock
Not subject to mandatory redemption	23,415,751	—	—	—	—	—	—	23,415,751
Deferred compensation related to preferred stock held by ESOP	(4,189,871)	—	—	—	—	—	—	(4,189,871)

Total preferred stock not subject to mandatory redemption	19,225,880	—	—	—	—	—	—	19,225,880
Common shareholders’ equity							—
Common stock	49,667,861	—	—	—	—	—	—	49,667,861
Unearned compensation	(5,733,150)	—	—	—	—	—	—	(5,733,150)
Premium on common stock	194,054,634	—	—	—	—	—	—	194,054,634
Retained earnings	99,986,925	(253,838)	454,840,224	38,676,628	761,900	139,238	(286,147,730)	308,003,347
Accumulated other comprehensive loss	—	(1,669,120)	(1,382,744)	(232,692)	16,796	—	—	(3,267,760)
Treasury stock	(886,750)	—	—	—	—	—	—	(886,750)

Total common shareholders’ equity	337,089,520	(1,922,958)	453,457,480	38,443,936	778,696	139,238	(286,147,730)	541,838,182
Total shareholders’ equity	356,315,400	(1,922,958)	453,457,480	38,443,936	778,696	139,238	(286,147,730)	561,064,062

Total liabilities and shareholders’ equity	$584,051,564	$24,476,316	$1,425,388,231	$328,511,970	$2,552,114	$497,992	$(528,415,242)	$1,837,062,945

EXHIBIT A-4

Midstream Consolidated
Balance Sheet
Consolidating
(Unaudited)

At December 31, 2004
	Cleco		Cleco	Cleco			Acadia		Cleco
	Midstream	Cleco	Marketing	Generation	Cleco	CLE Intrastate	Power		Business	Cleco		Cleco
	Resources	Evangeline	& Trading	Services	Energy	Pipeline Co	Holdings	Perryville	Development	Columbian	Eliminations and	Midstream
(Dollars)	LLC	LLC	LLC	LLC	Consolidated	LLC	LLC	Consolidated	LLC	LLC	Reclassifications	Consolidated

Assets
Current assets
Cash and cash equivalents	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Accounts receivable — affiliate	244,959	—	5,821	1,245,174	904,265	148,362	3,905,837	—	—	—	(14,309)	6,440,109
Other accounts receivable	172,038	—	—	1,521,251	148,104	—	(1)	—	—	—	(1)	1,841,391
Notes receivable — affiliate	—	—	—	5,679,820	12,949,453	1,094,112	—	—	—	—	(19,722,369)	1,016
Taxes receivable	9,309,716	—	662,235	65,245	668,249	—	—	—	—	—	(8,998,937)	1,706,508
Accumulated deferred federal and state income taxes, net	432,984	—	297,534	248,196	256,372	30,983	—	—	—	—	—	1,266,069
Prepayments	659,583	—	—	51	—	—	—	—	—	—	—	659,634
Other current assets	674	—	—	1,036	4,131	—	—	—	—	—	1	5,842

Total current assets	10,819,954	—	965,590	8,760,773	14,930,574	1,273,457	3,905,836	—	—	—	(28,735,615)	11,920,569
Property, plant and equipment
Property, plant and equipment	1,073,271	—	—	—	—	2,607,208	—	—	—	—	1	3,680,480
Accumulated depreciation	(484,932)	—	—	—	—	(902,362)	—	—	—	—	—	(1,387,294)

Total property, plant and equipment, net	588,339	—	—	—	—	1,704,846	—	—	—	—	1	2,293,186
Equity investment in investee	88,562,814	—	—	—	—	—	256,983,553	—	—	—	(31,299,175)	314,247,192
Other assets
Restricted cash, less current portion	—	—	—	—	9,173	—	—	—	—	—	—	9,173
Other deferred charges	26,019	—	—	15,831	—	—	—	—	—	—	—	41,850

Total other assets	26,019	—	192,823	1,311,485	152,607	327,731	—	—	—	—	(1,959,642)	51,023

Total assets	$99,997,126	$—	$1,158,413	$10,072,258	$15,083,181	$3,306,034	$260,889,389	$—	$—	$—	$(61,994,431)	$328,511,970

At December 31, 2004
	Cleco		Cleco	Cleco			Acadia		Cleco
	Midstream	Cleco	Marketing	Generation	Cleco	CLE Intrastate	Power		Business	Cleco		Cleco
	Resources	Evangeline	& Trading	Services	Energy	Pipeline Co	Holdings	Perryville	Development	Columbian	Eliminations and	Midstream
(Dollars)	LLC	LLC	LLC	LLC	Consolidated	LLC	LLC	Consolidated	LLC	LLC	Reclassifications	Consolidated

Liabilities and shareholders’ equity
Liabilities
Current liabilities
Short-term debt	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Short-term debt - affiliate	780,502	—	20,937	—	—	—	219,350,664	—	—	—	(19,722,368)	200,429,735
Accounts payable	266,835	—	—	244,803	1,025,878	—	—	—	—	—	1	1,537,517
Accrued payroll	21,539	—	—	101,293	42,076	—	—	—	—	—	—	164,908
Accounts payable - affiliate	817,175	—	12,839	6,944,927	1,662,347	19,206	1,196,947	—	—	—	(14,309)	10,639,132
Customer deposits	—	—	—	—	17,500	—	—	—	—	—	—	17,500
Taxes accrued	—	—	—	—	—	162,248	8,836,690	—	—	—	(8,998,938)	—
Other current liabilities	21,262	—	—	68,436	463,960	—	—	—	—	—	1	553,659

Total current liabilities	1,907,313	—	33,776	7,359,459	3,211,761	181,454	229,384,301	—	—	—	(28,735,613)	213,342,451
Deferred credits
Accumulated deferred federal and state income taxes, net	28,474,851	—	—	—	—	—	9,295,124	—	—	—	(1,959,641)	35,810,334
Other deferred credits	38,600,385	—	—	2,232,914	81,951	—	—	—	—	—	(1)	40,915,249

Total deferred credits	67,075,236	—	—	2,232,914	81,951	—	9,295,124	—	—	—	(1,959,642)	76,725,583

Total liabilities	68,982,549	—	33,776	9,592,373	3,293,712	181,454	238,679,425	—	—	—	(30,695,255)	290,068,034

Shareholders’ equity
Members’ equity	31,176,666	—	1,124,637	550,487	11,789,469	3,124,580	22,209,964	—	—	—	(31,299,175)	38,676,628
Accumulated other comprehensive income	(162,089)	—	—	(70,602)	—	—	—	—	—	—	(1)	(232,692)
Treasury stock	—	—	—	—	—	—	—	—	—	—	—	—

Total common shareholders’ equity	31,014,577	—	1,124,637	479,885	11,789,469	3,124,580	22,209,964	—	—	—	(31,299,176)	38,443,936
Total shareholders’ equity	31,014,577	—	1,124,637	479,885	11,789,469	3,124,580	22,209,964	—	—	—	(31,299,176)	38,443,936

Total liabilities and shareholders’ equity	$99,997,126	$—	$1,158,413	$10,072,258	$15,083,181	$3,306,034	$260,889,389	$—	$—	$—	$(61,994,431)	$328,511,970